UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 30, 2010
Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 30, 2010, Huron Consulting Group Inc. (the “Company”) entered into a ninth amendment to the credit agreement that was dated June 7, 2006 (the “Ninth Amendment to the Credit Agreement”) with a syndicate of financial institutions, including Bank of America, N.A. as Administrative Agent, to amend the definition of certain terms in effect prior to the Ninth Amendment to the Credit Agreement.
     In the second quarter of 2010, the Company accepted an opportunity to settle a pending litigation matter, which in turn resulted in a one-time charge of $4.75 million. Additionally, the Company has been faced with higher than expected costs associated with the 2009 financial statement restatement and is currently disputing with its primary insurance carrier the scope and timing of coverage for a portion of the restatement-related costs. As a result, the Company has recorded this part of the restatement related expenses in the period which they have been incurred, without an offsetting receivable for insurance proceeds.
     Therefore, the Ninth Amendment to the Credit Agreement amends the following terms:
•	Modified the definition of Consolidated EBITDA by allowing for the add back of certain non-recurring items, specifically the St. Vincent Catholic Medical Center litigation settlement charges of up to $5 million for the periods ending up to and including June 30, 2010, and allowing for the add back of charges resulting from the restatement of the Company’s financial statements in 2009, net of insurance proceeds and other amounts recouped in connection therewith, for the periods ending up to and including December 31, 2011. The allowed amounts for the add back of the restatement charges include up to $17.1 million in fiscal year 2009, up to $10.0 million in fiscal year 2010 and up to $3.0 million in fiscal year 2011.

•	Modified the LIBOR Margin, Base Rate Margin, and L/C Fee Rate through the date of delivery of the annual Compliance Certificate for the fiscal quarter and fiscal year ending December 31, 2010 to 350 basis points, 250 basis points, and 350 basis points, respectively. The Non-Use Fee Rate remains at a flat 50 basis points. Subsequent to December 31, 2010, the LIBOR Margin, Base Rate Margin and L/C Fee Rate return to the Applicable Margin pricing in effect prior to the Ninth Amendment to the Credit Agreement.

•	Modified the Letters of Credit sublimit to allow for the issuance of Letters of Credit by the issuing lender in currencies other than US Dollars.
Absent these isolated events that are allowed as an add back under the Ninth Amendment to the Credit Agreement, the Company expects that it would have met the covenant obligations in effect prior to the Ninth Amendment to the Credit Agreement.
Capitalized terms that are not otherwise defined are used as defined in the Ninth Amendment to the Credit Agreement.
A copy of the Ninth Amendment to the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Ninth Amendment to the Credit Agreement is qualified in its entirety by reference to the full text of the Ninth Amendment to the Credit Agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Ninth Amendment to Credit Agreement, dated as of June 30, 2010, by and among Huron Consulting Group Inc., the guarantors and lenders listed on the signature pages thereto, and Bank of America, N.A.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc. (Registrant)
Date: July 6, 2010	/s/ James K. Rojas
James K. Rojas
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Ninth Amendment to Credit Agreement, dated as of June 30, 2010, by and among Huron Consulting Group Inc., the guarantors and lenders listed on the signature pages thereto, and Bank of America, N.A.